UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2026

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Eriksen Ave Suite 250
Bainbridge Island, Washington 98110
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PARA	The Nasdaq Capital Market
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $115,000.00	PARAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 1.01	Entry into a Material Definitive Agreement.

Banzai International, Inc. (the "Company") entered into a Repurchase Agreement with an institutional investor (the “Investor”), on October 20, 2026 (the “Repurchase Agreement”), pursuant to which, upon the closing of a public offering (the “Offering”), the Company shall repurchase certain common stock purchase warrants that allow the Investor to purchase up to 1,662,862 shares of the Company’s common stock (the “Existing Warrants”), par value $0.0001 per share (the “Common Stock”), for $1.5 million in cash (the “Warrant Repurchase Price”).  Upon payment of the Warrant Repurchase Price, the Existing Warrants shall be cancelled and be of no further force or effect.

Previously, on June 27, 2025, the Company and the Investor entered into that certain Securities Purchase Agreement, (as amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which, among other things, the Company issued to the Investor: (i) a senior secured convertible note, dated August 12, 2026, (the “Existing Note”) and (ii) the Existing Warrants, which have a current exercise price equal to $1.245 per share.

Pursuant to the Repurchase Agreement, the Investor has a right to participate in the Offering in an amount not less than $6 million, or such lesser amount as the Company may specify, subject to the procedures and conditions in the Repurchase Agreement.  Additionally, the Investor agreed to a standstill period regarding the Existing Note for a period of eighteen trading days commencing on, and including, the date of the public filing of the registration statement for the Offering and to waive certain provisions included in the Securities Purchase Agreement and the Existing Note.

The Company agreed to pay the Investor’s legal fees of $20,000 associated with the drafting and negotiation of the Repurchase Agreement.

The foregoing description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Repurchase Agreement and the transaction contemplated thereby is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1	Repurchase Agreement dated October 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2026

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer